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                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                   EXHIBIT 10.24

                                                            AGREEMENT NO._______

                                 NETGEAR, INC.
                        RETAIL OUTLET RETAILER AGREEMENT

PARTIES TO THE AGREEMENT

This Agreement is entered into as of this 1st day of April,1998, ("Effective Date") by and between NETGEAR, Inc., having its principal place of business at 4401 Great America Parkway, P.O. Box 58185, Santa Clara, California 95052-8185 ("NETGEAR"), and Circuit City Stores, Inc. having its principal place of business at 9950 Mayland Drive. Richmond, VA 23233 ("Retailer").

1.       APPOINTMENT

Subject to Retailer's performance of its obligations under this Agreement and responsibilities as described in the NETGEAR Retailer Manual ("Retailer Manual") that is in effect on the Effective Date of this Agreement and as may be amended from time to time (amendments to NETGEAR Retailer Manual shall only affect or bind Retailer on product ordered after the date such an amendment has been communicated.) Retailer is appointed as a NETGEAR Retail Outlet Reseller and may purchase certain hardware equipment and licenses for certain software (collectively unless otherwise stated, "Products"), as are listed in NETGEAR's then-current price list (the "Price List") for resale or license solely through its captive retail outlets identified in Exhibit 2 ("Retail Outlets")

2.       TERRITORY

 Except as may be otherwise provided by law, Retailer may not distribute or re-export any Products outside of the United States without the specific written consent of NETGEAR.

3.       ORDERS

A. Retailer may obtain Products by placing orders under this Agreement which are accepted by NETGEAR. No order will be effective until accepted by delivery of NETGEAR's order acknowledgment. Retailer agrees that each order placed with NETGEAR for Products shall be governed by this Agreement, regardless of any additional or conflicting term in Retailer's order. Orders may be sent by telefax or other electronic media approved by NETGEAR, must be for minimum lot sizes and must conform to the ordering guidelines as described in the NETGEAR Retailer Manual that is in effect on the Effective Date of this Agreement and as amended from time to time.

4.       PRICES, TAXES AND PAYMENT

A. Prices, Prices for Products are those set out in NETGEAR's Price List, less the applicable discount specified in Exhibit 1. All Product prices are F.O.B. NETGEAR's point of shipment, except as specified in Section 6 D.

B. Taxes and other levies. Prices are exclusive of any tax, fee, duty or governmental charge, however designated (except taxes on NETGEAR's net income). If Retailer is claiming exemption from any tax or other governmental charge. Retailer must provide NETGEAR with a valid certificate of exemption.

C. Payment. Terms of payment are [*] of current NETGEAR inventory on hand. This amount is to prevent a debit balance situation from occurring and is exempt from the terms noted above. In the event that the Retailer is ever in a debit balance with NETGEAR, NETGEAR agrees to provide Retailer, upon request and reconciliation, with a check for such debit balance. All payments are to be made in U.S. dollars. NETGEAR reserves the right to withhold shipment in the event Retailer is delinquant in making payments.

5.       PRICE CHANGES

NETGEAR AND RETAILER acknowledge that they have read this Agreement, including any Exhibits, understand them and agree to be bound by their terms and conditions.

NETGEAR:                                             RETAILER:

NETGEAR, INC.                                        Circuit City Stores, Inc.

By: /s/ Andrew F. Mancone                            By: /s/ [ILLEGIBLE]
    --------------------------                           -----------------------

Name: Andrew F. Mancone                              Name: [ILLEGIBLE]

Title: Eastern Regional Sales Manager NETGEAR        Title: Buyer

Date: January 12, 1998                               Date: 4-1-98

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A.       List Prices are subject to change at any time, provided Retailer is given sixty (60) days written notice of any price increases.

B. In the event of a List Price Increase for any of the Products, NETGEAR will extend to the Retailer the price in effect at the time the Retailer's order is acknowledged by NETGEAR.

C. In the event of a List Price decrease for any of the Products, the new lower price will apply to such Products which are shipped by NETGEAR to Retailer on or after the effective date of the price decrease.

D. In the event of a List Price decrease on any of the Products, Retailer may apply for a price protection credit as provided for and in accordance with the terms contained in the then current Retailer Manual.

6.       SHIPMENT, CANCELLATION, RETURNS, TITLE, RISK OF LOSS, SECURITY INTEREST

A. Shipment NETGEAR will ship Products ordered by Retailer using a method and Carrier selected by NETGEAR unless otherwise instructed in Retailer's order. NETGEAR is responsible for and shall pay all freight, handling, and other transportation charges. The foregoing notwithstanding, in the event Retailer request expedited shipment or other than normal freight handling or requests shipment to other than to Retailer's central receiving location listed in
Exhibit 3, Retailer shall reimburse NETGEAR for any resulting excess freight or handling charges. NETGEAR will ship all Products to Retailer's central receiving location listed in Exhibit 3. Any request by Retailer to ship Products to other than the location listed in Exhibit 3 shall be subject to prior review and approval of NETGEAR. Retailer may change the designated receiving location listed in Exhibit 3 upon sixty(60) days advance written notice to NETGEAR.

B. Cancellation and Rescheduling, Retailer may cancel or reschedule any order, without charge, by giving NETGEAR written notice at least [*] prior to the ship data specified in NETGEAR's order acknowledgment, Retailer may not cancel or reschedule any order. In whole or in part, less than [*] prior to the corresponding shipment data specified in NETGEAR's order acknowledgment.

C. Returns. [*]. Prior to returning any Product, whether for exchange or warranty or non-warranty action, Retailer must obtain a Return Materials Authorization (RMA) number from NETGEAR. Retailer should return the Product to NETGEAR, with shipping charges prepaid and Issue a chargeback to be reimbursed for such shipping charges. NETGEAR will not accept collect shipments. Any Product returned to NETGEAR, which is not required in accordance with the terms of this Agreement, may be subject to a [*] of the purchase price of the Products returned.

D. Title, risk of loss, security interest. For all shipments to location's within the United States title to the Produces passes to Retailer when presented by NETGEAR or its agent to the carrier. Title passage notwithstanding, NETGEAR retains risk of loss of or damage to the Products until the Products are delivered to Retailer at Retailer's designated receiving location. NETGEAR retains and Retailer grants a purchase money security interest in each of the Products, and in any replacement, addition or proceeds in the amount of its purchase price until paid in full. Upon request, Retailer will promptly execute and return for filling any documents, such as a form UCC-1, needed to perfect NETGEAR's security interest and acknowledges that NETGEAR may file a copy of this Agreement as a form UCC-1.

7.       PRODUCT EXCHANGE PRIVILEGES

A.       [*].

8.       TERM OF AGREEMENT AND TERMINATION

A. TERM. This Agreement will be in effect for one year from the Effective Date. The Agreement may review for additional one year terms, but only upon the prior written mutual agreement of the parties.

B. TERMINATION. This Agreement may be canceled at any time without cause, by either party upon ninety (90) days written notice to the other party. Either party may immediately terminate this Agreement if (i) the other party becomes involvement, files or has filed against it a petition in bankruptcy, or causes doing business; or (ii) the other party fails to care a material branch of the Agreement within thirty (30) days after receipt of written notice of such breach from the party and in default. Upon termination of the Agreement by NETGEAR for Retailer's branch NETGEAR any cancel all Retailer's unfulfilled orders without further obligation.

C. EFFECT OF TERMINATION. Except as otherwise specifically stated in the Agreement, neither party will be liable in the other for damages in any form by reason of the expiration or earlier termination of the Agreement.

9.       WARRANTIES

A. WARRANTY PERIOD. The warranty period for each Product is specified in the documentation that accompanies the Product when shipped. NETGEAR reserves the right to change a warranty period for a specific Product, but only for Products shipped after the effective date of such change. The minimum warranty period for all Products is ninety days or as mandated by applicable status in the end use country.

B. LIMITATIONS. These warranties do not apply to any Product which has been (i) altered except by NETGEAR or in accordance with its instructions, or
(ii) used in conjunction with another vendor's product if such use results in the defect, or (iii)

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damaged by improper environment, abuse, misuse, accident or negligence.
Replacement parts furnished under this warranty may be refurbished or contain refurbished components.

THE FOREGOING WARRANTIES AND LIMITATIONS ARE EXCLUSIVE REMEDIES AND ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT ANY LIMITATION WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY PRODUCT THAT MAY BE FURNISHED BY NETGEAR WHICH IS NOT LISTED IN THE PRICE LIST, OR WHICH IS IDENTIFIED IN THE PRICE LIST AS AN "AS IS" PRODUCT, IS FURNISHED "AS IS" WITH NO WARRANTIES OF ANY KIND.

10.      SOFTWARE

A. Retailer may procure for and distribute licenses to use NETGEAR software and accompanying documentation by placing orders under this Agreement. The terms of the licenses for such Software to which end-users are subject are included as a "shrink-wrap" license agreement with the Software and in its accompanying documentation when shipped by NETGEAR (the "License Agreement"). Retailer agrees that for each Software product it procures under this Agreement, Retailer will (i) assure the delivery of the License Agreement to its customers, and (ii) use reasonable efforts to inform it resale customers of the requirement to deliver the License Agreement to their end-user customers in the form supplied by NETGEAR with the Products.

B. Retailer may not, nor authorize its resale customers or the end-user to translate, decompile, discountable, use for any competitive analysis, or reverse engineer the software or its documentation, in any way. Retailer may not nor authorize its resale customers or the end-user to translate any portion of the software or associated documentation into any other format or foreign language without the prior written consent of NETGEAR. In no event may Retailer grant the U.S. Government rights in any software greater than those set out in subparagraphs (a) through (d) of the Commercial Computer Software - Restricted Right clause at FAR 52.227-19 and the limitations for civilian agencies set out the License Agreement; and subparagraph (???)(1)(ii) of the Right in Technical Data and Computer Software clause at DFARS 252.227-7013 for agencies of the Department of Defense.

C. If all or part of the NETGEAR products or updates delivered to Retailer has been licensed by NETGEAR from a third party software supplier than, notwithstanding anything to the contrary contained in this Agreement, Retailer and its resale customers or the end-user is granted a sublicense to the third party software subject to the same terms and conditions as these contained in the agreement between that third party supplier and NETGEAR and/or Bay Networks. NETGEAR reserves the right to substitute any third party software in the NETGEAR Products so long as the new third party software does not materially affect the functionality of the NETGEAR Producer.

11.      PROPRIETARY RIGHTS AND INFORMATION

A. Use of Proprietary Information. "Proprietary Information" includes, without limitation, the Software, all documentation for Software, other user manuals, as well as electronically and visually transmitted printed materials and information disclosed by Retailer or NETGEAR, such as new product information. Financial or technical data, that is marked with a proprietary or confidential legend. Each party agrees to hold the Proprietary information of the other in confidence and to use the Proprietary Information only for the purposes expressly permitted under this Agreement, and to disclose Proprietary information only to its employees and contractors as authorized in this Agreement and then only on a need-to-know basis. Each party agrees to maintain adequate internal Procedures, including appropriate agreements with employees and authorized third parties, to protect the confidentiality of the Proprietary Information as required by this Agreement. Each party is entitled to appropriate injunctive relief in the event of any unauthorized disclosure or use of its Proprietary information by the other party.

B.       Limitations Proprietary Information does not include information which
(i) is rightfully in the receiving party's possession in a complete and tangible form before it is received from the disclosing party, (ii) is or because a matter of public knowledge through no fault of the receiving party,
(iii) is rightfully furnished to the receiving party by a third party without restriction on disclosure or use, or (iv) is independently developed by the receiving party without use of or reference to the disclosing party's Proprietary Information.

D. Reservation of Rights. NETGEAR, on behalf of itself and its suppliers, reserves all proprietary rights in and to (i) all designs, engineering details, and other data pertaining to the Products, (ii) all original works, computer programs, fixes, update (but not Retailer's or end-users' developed programs), discoveries, inventions, patents, know-how and techniques arising out of work does wholly or in part by NETGEAR or its subcontractors in connection with the Agreement, and (iii) any and all products developed as a result of such work.

12.      TRADEMARKS AND TRADE NAMES

A. Use of trademarks. In the advertising and promotion of the Products, Retailer agrees to use NETGEAR's and certain of Bay Networks' trade names, logos and trademarks (the "Trademarks") only as described in the NETGEAR Retailer Manual that is in effect on the Effective Date of this Agreement and as amended from time.

B. Rights to Trademarks. Retailer acknowledges that Bay Networks is the exclusive owner of the Trademarks and the use of the Trademarks by Retailer does not convey to Retailer any right, title or interest in or to the Trademarks.

13.      CLAIMS OF INFRINGEMENT

A. Indemnification. NETGEAR agrees to defend at its own expenses any action brought against Retailer to the extent that it is based on a claim that any Product infringes a United States or Territory patent, copyright trade mark, trade secret or other valid intellectual property right, and will pay any costs and damages finally awarded against Retailer in any such actions which are attributable to any such claim. NETGEAR's obligation under the preceding sentence is subject to the

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conditions that (i) Retailer promptly notifies NETGEAR in writing of any such claim, (ii) NETGEAR has sole control of such defense and all negotiations for any settlement or compromise, and (iii) should any Product become, or in NETGEAR's opinion be likely to become, the subject of any such claim, Retailer permits NETGEAR, at NETGEAR's option and expense, to procure for Retailer the right to continue using such Product, to replace or modify it so that it becomes (???) or to grant Retailer a credit for such Product at depreciated on a three-year, straight-line basis, and accept its return.

B. LIMITATIONS. NETGEAR has no liability to Retailer under this section entitled CLAIMS OF INFRINGEMENT with respect to any claim which is based upon or results from (i) the combination of any Product with any equipment, device, firmware or software not furnished by NETGEAR, or (ii) any modification of any Product by a party other than NETGEAR, (iii) Retailer's failure to install or have installed changes, revisions or updated as instructed by NETGEAR, or (iv) NETGEAR's compliance with Retailer's or end-user's specifications, designs or instructions.

14.      LIMITATION OF LIABILITY

A. NETGEAR agrees to indemnify Retailer against any claim arising out of or resulting from the Products or the Agreement, provided that any such claim
(i) is attributable to bodily injury, death, or to injury to or destruction of physical property (other than the Products), and (ii) is caused by the negligent act or omissions of NETGEAR. This obligation on the part of NETGEAR is subject to Retailer's obligation to (a) give NETGEAR prompt written notice of any such claim, (b) grant NETGEAR control of the defense and settlement of such claim, and (c) assist fully in the defense provided that NETGEAR reimburses Retailer's out-of pocket costs, NETGEAR has no liability for any settlement or compromise made without its prior written consent. Under no circumstances is NETGEAR liable for any third-party claims expect for those described in the section and in the section entitled CLAIMS OF INFRINGEMENT.

B. NETGEAR, at its expense, agrees to maintain adequate Insurance coverage to protect against its liabilities under the Agreement. This insurance will include (a) worker's compensation insurance, (b) comprehensive general liability insurance, including coverage for product liability, bodily injury and property damage, and (c) automobile liability insurance. Upon Retailer's written request. NETGEAR will furnish the applicable certificate of insurance.

IN NO EVENT WILL EITHER PARTY OR THEIR RESPECTIVE SUPPLIERS BE LIABLE FOR (1) THE COST OF SUBSTITUTE PROCUREMENT, SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR (2) ANY DAMAGES RESULTING FORM INACCURATE OR LOST DATA OR LOSS OF USE OR PROFITS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE FURNISHING OF SERVICES, OR THE USE OR PERFORMANCE OR PRODUCTS, EVEN IF INFORMED OF SUCH DAMAGES. IN NO EVENT WILL NETGEAR'S TOTAL LIABILITY FOR (1) ANY DAMAGES IN ANY ACTION BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT EXCEED THE TOTAL AMOUNT PAID TO NETGEAR PURSUANT TO THE AGREEMENT, OR
(2) CLAIMS BASED UPON THE PARTIES' OBLIGATIONS UNDER THE SECTION ENTITLED "SERVICES" EXCEED THE TOTAL AMOUNT PAID TO NETGEAR FOR SUCH SERVICES.

15.      GENERAL

A. The relationship of NETGEAR and Retailer is that of independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party has' the authority to bind the other or to incur any obligation on the other's behalf or to represent itself as the other's agent or in any way which might result in confusion as no the fact that the parties are separate and distinct entitles.

B. If any provision of this Agreement is held to be invalid or unenforceable, the remainder of the provisions shall remain in full force and affect.

C. NETGEAR and Retailer agree to comply with the provisions of all applicable federal, state, county and local laws, ordinances, regulations and codes, domestic and foreign. Retailer agrees not to export, directly or indirectly, any such Produces or information to any country for which an export license or other governmental approval is required at the time of expert without first obtaining such license or approval. Retailer is solely responsible, at its own expense, for obtaining all necessary import and re-export permits and certificates and for the payment of any and all taxes and duties imposed upon the movement and delivery of Products.

D. NOTICES. All notices or communications of any kind made or required to be given pursuant to this Agreement shall be in writing and delivered to the other party at the address set forth below, unless either party gives notice to the other party of a change of address:

To NETGEAR:
NETGEAR, Inc.
4401 Great America Parkway
P.O. Box 58185
Santa Clara, CA 95052-8135
Attn: Kelly Romero

To Retailer
Jason Topal
Circuit City Stores, Inc.
9950 Maryland Drive
Richmond, VA 23233

E. NETGEAR reserves the right to change the discount schedule, policy or program, whether referred to in the Agreement or set forth in an Exhibit to the Agreement. For changes which, in NETGEAR's opinion, may adversaly affect Retailer, NETGEAR will provide thirty (30) days notice, or such longer period as NETGEAR deems appropriate, prior to the effective date of such change.

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F.       Any waiver, amendment or modification of any right, remedy or other term under the Agreement will not be effective unless in writing and signed by and authorized person of the party against whom enforcement is sought. Neither party shall be bound by typographical or clerical errors.

G. Neither party is liable for its failure or delay to perform its obligations under the Agreement due to strikes, wars, revolutions, acts of terrorism, fires, floods, explosions, earthquakes, shortages in labor, components or materials, government regulations, or other causes beyond its control.

H. This Agreement may not be assigned by Retailer without prior written permission from NETGEAR. Any attempt by Retailer to assign any right, or delegates any duty or obligation which arises under the Agreement without such permission will be voidable.

I. Notwithstanding anything else in this Agreement, all rights and obligations of the parties, specifically including but not limited to those set forth in Section 11 ("Proprietary Information"), 13 ("Claims of Infringement") and any other terms, which by the specific language or by reasonable implication are to continue beyond the term of this Agreement, shall survive the expiration or termination of this Agreement.

J. This Agreement, including its attachment, constitutes the entire agreement between Retailer and NETGEAR with respect to the purchase, resale and distribution of the Products and is governed by the laws of the State of California.

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